Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in:
•	the Registration Statements on Form S-3 (Nos. 333-158663; 333-155381; 333-152418; 333-133852; 333-112708; 333-123714; 333-70984; 333-15375; 333-18273; 333-97157; 333-97197; 333-83503; 333-07229; 333-51367; 033-57533; 033-30717; 033-49881; 333-13811; 333-47222; 333-64450; and 333-104151);

•	the Registration Statements on Form S-8 (Nos. 333-163002; 333-157085; 333-133566; 333-121513; 333-69849; 333-81810; 333-53664; 333-102043; 333-102852; 333-65209; 033-45279; 002-80406; 333-02875; 033-60695; 333-58657; and 333-167797);

•	and the Post-Effective Amendments on Form S-8 to Registration Statements on Form S-4 (Nos. 333-153771; 333-149204; 333-127124; 333-110924; 033-43125; 033-55145; 033-63351; 033-62069; 033-62208; 333-16189; 333-60553; and 333-40515)
of Bank of America Corporation of our report dated February 25, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
Charlotte, North Carolina
February 25, 2011